UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Report on Form 8-K describes certain restricted stock units or “RSUs” granted by Quiksilver, Inc. (the “Company”) in June 2011 to three of the Company’s named executive officers (Robert B. McKnight, Jr., Craig Stevenson and Pierre Agnes), certain recent legal challenges made to such grants and related actions recently taken by the Company. Our Board of Directors was fully informed and agreed with these grants when made and agrees with these grants today. Our Board’s position is based, among other things, on the fact that the grants are structured so that they vest only upon a substantial increase in the price of the Company’s common stock that will benefit all of the Company’s stockholders. Messrs. McKnight, Stevenson and Agnes have not, except in connection with the actions described below, received any equity awards since the June 2011 grants.

Background. On June 13, 2011, the Compensation Committee of the Company’s Board of Directors granted RSUs to certain Company employees. The grants were made under our 2000 Stock Incentive Plan (“the Plan”) and Messrs. McKnight, Stevenson and Agnes received 2,000,000, 1,000,000 and 1,000,000 RSUs, respectively (the “June 2011 Grants”).

The Compensation Committee structured the June 2011 Grants so that a substantial increase in the Company’s stock price is a prerequisite to vesting. Our stock price on the date of the June 2011 Grants was $4.65 per share. By their terms, the June 2011 Grants vest if during any consecutive thirty (30) day period the weighted average per-share trading price of our common stock equals or exceeds $12.50. Upon vesting, the shares of common stock subject to the RSUs will be immediately issued to the grantee. The June 2011 Grants also provide that if the price threshold was achieved prior to the first anniversary of the grant date, the June 2011 Grants would not vest until the first anniversary of the grant date. Because the price threshold has not yet been achieved, none of the June 2011 Grants has vested at this time. The June 2011 Grants also vest in the event of a change of control (as such event is described in the form of RSU award agreement used under the Plan) to which the holders of our common stock become entitled to receive per-share consideration having a value equal to or greater than $9.28. Additionally, except as described below, vesting of the June 2011 Grants requires continued service of each executive officer through the applicable vesting date. The June 2011 Grants terminate if they do not vest prior to November 1, 2016.

In the event that an executive officer ceases to provide service to us due to his or her death, permanent disability, retirement or termination by us other than for misconduct (as such events are described in the form of RSU award agreement used under the Plan), then the executive officer is entitled to retain a portion of the June 2011 Grants equal to the product of (i) the total number of RSUs granted to such person; and (ii) a fraction, the numerator of which is the number of whole months which have passed since the original grant date of such award (June 13, 2011) and the denominator of which is 64. The retained portion, if any, of the June 2011 Grants would remain subject to the share price vesting requirements. In the event that an executive officer voluntarily resigns or is terminated for misconduct then all such executive officer’s June 2011 Grants will be cancelled and forfeited without any consideration.

Recent Legal Actions. Recently, two purported stockholder derivative actions have been filed against the Company alleging, among other things, that the Company awarded a portion of the June 2011 Grants in excess of certain limitations in the Plan (the “162(m) Limit”). Specifically, the actions seek, among other things, a declaration that the June 2011 Grants in excess of the 162(m) Limit were not authorized and should be rescinded.

The Company believes that the full amount of the June 2011 Grants were valid when made as the 162(m) Limit was not intended by our Board of Directors or the Compensation Committee (as evidenced by the June 2011 Grants) to apply to awards that were not intended to be exempt from Section 162(m) of the Internal Revenue Code (the “Code”) and not designed to be deductible by the Company for tax purposes. In February 2012, our Board of Directors formally amended the Plan to clarify that the 162(m) Limit did not apply to any award not intended to be exempt from Section 162(m) of the Code. In adopting the Plan amendment, our Board of Directors provided it was effective as of June 13, 2011 (the date of the June 2011 Grants). A copy of the Plan amendment is filed as an exhibit to this Report on Form 8-K.

Company Actions Taken. In order to remove any doubt regarding the June 2011 Grants, the Company and the affected executives have taken the actions described below.

Each of the executives has surrendered, and the Company cancelled, RSUs granted in June 2011 in excess of the 162(m) Limit. Specifically, Messrs. McKnight, Stevenson and Agnes surrendered 1,200,000, 200,000 and 200,000 of the RSUs they received in the June 2011 Grants.

On November 13, 2012, the Compensation Committee granted to Messrs. McKnight, Stevenson and Agnes 1,200,000, 200,000 and 200,000 RSUs, respectively (the “November 2012 Grants”). The terms of the November 2012 Grants are the same as the terms of the June 2011 Grants, except that (i) the June 13, 2012 earliest vesting date concept contained in the June 2011 Grants, as described above, does not apply to the November 2012 Grants, and (ii) the forfeiture limitation provision contained in the June 2011 Grants, as described above, has been modified to credit the executives for time elapsed since June 13, 2011. As with the June 2011 Grants, the November 2012 Grants are not intended to be exempt from Section 162(m) of the Code and are not designed to be deductible by the Company for tax purposes.

As noted above, our Board of Directors was fully informed and agreed with these grants when made and agrees with these grants today. The June 2011 Grants and the November 2012 Grants are structured so that they vest only upon a substantial increase in the price of the Company’s common stock that will benefit all of the Company’s stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to the Quiksilver, Inc. 2000 Stock Incentive Plan

10.2	Form of Letter Agreement for the Surrender, Cancellation and Amendment of Restricted Stock Unit Award

10.3	Form of Restricted Stock Unit Agreement for November 2012 Grants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quiksilver, Inc. (Registrant)

By:	/s/ Richard Shields
	Name:	Richard Shields
	Title:	Chief Financial Officer

Date: November 13, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to the Quiksilver, Inc. 2000 Stock Incentive Plan

10.2	Form of Letter Agreement for the Surrender, Cancellation and Amendment of Restricted Stock Unit Award

10.3	Form of Restricted Stock Unit Agreement for November 2012 Grants